Exhibit 23.2

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements on Form S‑8 (333‑181167) and on Form S‑3  (No. 333‑47909)  of The McClatchy Company of our report dated February 21, 2014, relating to the financial statements of Classified Ventures, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 7, 2016